Exhibit 10.21

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

AMENDED AND RESTATED LICENSE AGREEMENT
(Extended Release Metformin Formulations — Canada)

DEPOMED, INC.
a company organized under the laws of California, USA
with offices at
1360 O’Brien Drive
Menlo Park,
California, 94025

AND:

BIOVAIL LABORATORIES INTERNATIONAL SRL
a Barbados society with restricted liability organized under the laws of Barbados whose head office is
Chelston Park
Building 2, Collymore Rock
St. Michael BH1
Barbados, West Indies

Biovail – Depomed Amended and Restated License Agreement

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Contents

1.	DEFINITIONS	2

2.	DEVELOPMENT AND DEVELOPMENT COSTS	8

3.	DISCLOSURE OF INFORMATION AND REPORTING	8

4.	LICENSE OF PRODUCT	8

5.	ROYALTIES	10

	500MG PRODUCT ROYALTIES	10
	1000MG PRODUCT ROYALTIES	11
	REDUCTION OF ROYALTIES	11
	ROYALTY REPORTS AND PAYMENTS	11
	RECORDS AND AUDITS	13
	500MG PRODUCT SUBSTITUTION	13

6.	REGULATORY AFFAIRS	14

	REGULATORY RESPONSIBILITY	14
	ADVERSE REACTION REPORTS	16
	WITHDRAWAL OF REGULATORY APPROVAL	16
	RIGHTS OF REFERENCE	16

7.	TECHNOLOGY TRANSFER; MANUFACTURING; BATCH RELEASE	17

	TECHNOLOGY TRANSFER TO BLS	17

8.	PATENTS, INFRINGEMENT	17

	INFRINGEMENT	17
	INFRINGEMENT OF THIRD PARTY PATENTS	19

9.	OWNERSHIP OF INVENTIONS AND KNOW-HOW	20

	OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS	20
	DISCLOSURE OF INVENTIONS	21
	FILING AND PROSECUTION OF PATENT APPLICATIONS BY BLS	21
	FILING AND PROSECUTION OF PATENT APPLICATIONS BY DEPOMED	22

i

CONFIDENTIAL TREATMENT REQUESTED

10.	CONFIDENTIALITY	22

11.	REPRESENTATIONS AND WARRANTIES; NON-COMPETITION; EXPORTATION	24

REPRESENTATIONS AND WARRANTIES OF DEPOMED		24
MUTUAL REPRESENTATIONS AND WARRANTIES		25
NON-COMPETITION		26
EXPORTATION OF 500MG PRODUCT		26

12.	INDEMNIFICATION	27

INDEMNIFICATION OF DEPOMED		27
INDEMNIFICATION OF BLS		28

13.	TERM	29

14.	EXPIRY AND TERMINATION	29

15.	PUBLICITY	31

16.	ASSIGNABILITY	32

17.	NOTICES	33

18.	FORCE MAJEURE	34

19.	MISCELLANEOUS	34

PRIOR PAYMENT		37

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

ii

CONFIDENTIAL TREATMENT REQUESTED

AMENDED AND RESTATED LICENSE AGREEMENT
(Extended Release Metformin Formulations — Canada)

THIS AMENDED AND RESTATED LICENSE AGREEMENT is made as of the 13th day of December, 2005, by and between

DEPOMED, INC.
a company organized under the laws of California, USA
with offices at
1360 O’Brien Drive
Menlo Park,
California, 94025

(Hereinafter referred to as “Depomed”)

AND:

BIOVAIL LABORATORIES INTERNATIONAL SRL
a Barbados society with restricted liability organized under the laws of Barbados, whose head office is
Chelston Park
Building 2, Collymore Rock
St. Michael BH1
Barbados, West Indies

(Hereinafter referred to as “BLS”)

RECITALS

A.                                   Depomed and BLS (the successor in interest to Biovail Laboratories Incorporated) are parties to that certain Development and License Agreement, dated as of May 28, 2002, as amended as of April 27, 2004 (the “Prior Agreement”).

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

B.                                     Pursuant to the Prior Agreement, the Parties have developed the 500mg Product (as defined below) and obtained regulatory approval to market the 500mg Product in the Territory.

C.                                     Depomed and BLS desire to amend and restate in part the Prior Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements and covenants hereinafter set forth herein and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.                                      DEFINITIONS.

The terms defined in this Article 1 shall, for all purposes of this Agreement, have the following meanings:

1.1                                 “500mg Product” shall mean the once-daily oral formulation of the Active Ingredient in combination with the AcuForm Delivery Technology that is the subject of NDS No. 091207, file number 9427-B1245-30 filed with the TPD on April 21, 2004 (as such NDS may be amended or supplemented subsequent to the Effective Date).

1.2                                 “1000mg Approval” shall mean the approval by the FDA of a supplemental new drug application filed in accordance with the Supply Agreement for approval of the 1000mg Product for Marketing in the USA.

1.3                                 “1000mg Product” shall mean the once daily oral tablet formulation of the Active Ingredient in a 1000 mg strength to be developed using proprietary BLS drug delivery technology pursuant to the Supply Agreement.

1.4                                 “Active Ingredient” shall mean the chemical compound known as metformin HCl.

1.5                                 “AcuForm Delivery Technology” shall mean Depomed’s delivery system designed to be retained in the stomach for an extended period of time while that delivery system delivers the incorporated drug or drugs, and includes the delivery system described in the patents and patent applications listed in Schedules 1.24(a) and 1.24(b) and any and all

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

improvements to that delivery system. The AcuForm Delivery Technology was referred to as the “GR System” in the Prior Agreement.

1.6                                 “Affiliate” shall mean any corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the designated party but only for so long as such relationship exists. For the purposes of this Section, “Control” shall mean ownership of at least fifty percent (or such lesser percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of incorporation) of the shares of stock entitled to vote for directors in the case of a corporation and at least fifty percent (or such lesser percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of domicile) of the interests in profits in the case of a business entity other than a corporation.

1.7                                 “Applicable Permits” shall mean all permits or approvals necessary to market the 500mg Product in the Territory, including, without limitation, Regulatory Approvals granted by the TPD.

1.8                                 “Application for Regulatory Approval” shall mean an application made to a Regulatory Authority in any country for permission to Market a pharmaceutical product in that country.

1.9                                 “BMS Settlement Agreement” shall mean that certain Settlement Agreement and Release, dated as of November 22, 2002, by and between Depomed and Bristol-Myers Squibb Company.

1.10                           “Clinical Information” shall mean all in-vivo or clinical, pharmacology, toxicology, safety and efficacy data, formulary submissions, pharmaco-economic data, Phase I, II and III clinical data and results, and other such information now or hereafter known and

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

available to Depomed or BLS or their Affiliates, whether generally known to others or not, relating to the 500mg Product.

1.11                           “Distributor” shall mean an entity designated by BLS to perform its distribution and Marketing activities with respect to the 500mg Product in the Territory, in accordance with the terms of this Agreement.

1.12                           “Effective Date” shall mean the date first written on page 1 of this Agreement.

1.13                           “FDA” shall mean the United States Food and Drug Administration or any successor United States governmental agency performing similar functions with respect to pharmaceutical products.

1.14                           “Final Judgment” shall mean a judgment by a court of competent jurisdiction that is unappealed (and the time for appealing has expired) or is unappealable.

1.15                           “Invention” shall mean the 500mg Product, any improvement to the 500mg Product, any new use of the 500mg Product, any new performance characteristic of the 500mg Product, any new process used to Manufacture the 500mg Product, or any step or steps in any such process, and includes all formulations of the 500mg Product developed pursuant to the Prior Agreement.

1.16                           “Know-How” shall mean all inventions, discoveries, trade secrets, improvements and information not in the public domain, whether or not patented or patentable (but excluding Patent Rights), together with all experience, data, formulas, procedures and results, and improvements thereon, now or hereafter developed or acquired by and proprietary or licensed with right to sublicense to Depomed on the date hereof or which are developed or acquired during the term of and in connection with this Agreement, which relate to or are used in conjunction with the development, manufacture or use of 500mg Product.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

1.17                           “knowledge” shall mean, with respect to Depomed, the actual knowledge of the executive officers of Depomed, after reasonable inquiry directed to such employees of Depomed who would reasonably be expected to have knowledge of relevant matters.

1.18                           “Manufacture” shall mean to process, prepare, make, have made and analyze, and Manufacturing and Manufactured shall have a corresponding meaning.

1.19                           “Manufacturing Transfer Agreement” shall mean the Manufacturing Transfer Agreement, dated as of the Effective Date, by and between Depomed and BLS providing for the grant to Depomed of exclusive Marketing rights in the United States to the 1000mg Product, and for the grant of Manufacturing rights in the United States to the 1000mg Product.

1.20                           “Market” shall mean to promote, distribute, package, label, market, advertise, sell or offer to sell, and Marketing shall have a corresponding meaning.

1.21                           “NDA” shall mean a New Drug Application or equivalent application for approval to market submitted to the FDA.

1.22                           “Net Sales” shall mean the total of all amounts invoiced by BLS, its Affiliates, Distributors and assigns for 500mg Product and 1000mg Product, as applicable, sold to independent, unrelated third parties in the Territory in bona fide arms-length transactions, less the following deductions actually allowed and taken by such third parties and not otherwise recovered by or reimbursed to BLS or its Affiliates, sub-licensees and assigns: (i) trade, cash and quantity discounts in such amounts as are customary in the trade; (ii) rebates, credits or other reimbursements actually paid; (iii) taxes on sales (such as sales or use taxes) to the extent added to the sales price and set forth separately as such in the total amount invoiced; (iv) value added taxes when included as part of the sales price and not refunded to the payor; (v) freight, insurance, and other transportation charges to the extent added to the sales price and set forth separately as such in the total amount invoiced; and (vi) amounts repaid or credited by reason of rejections, defects or returns or

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

because of retroactive price reductions. Net Sales shall not include sales of a 500mg Product or a 1000mg Product between or among BLS, its Affiliates, sub-licensees or assigns.

1.23                           “Party” shall mean Depomed or BLS, and Parties shall mean Depomed and BLS.

1.24                           “Patent Rights” shall mean any patent application or issued patent covering 500mg Product or any improvement to 500mg Product or any methods for making or using 500mg Product or any improvement to such methods, which patents or patent applications are owned by or licensed to Depomed as of the date hereof or which are developed or acquired by or licensed to Depomed during the term of this Agreement, in the Territory, including any addition, continuation, continuation-in-part, or division thereof or any substitute application thereof, any reissue or extension of any such patent, and any confirmation patent, registration patent revalidation patent, or patent of addition based on any such patent, and includes without limitation the Canadian patents and patent applications set forth in Schedule 1.24(a). “Foreign Patent Rights” shall mean any patent application or issued patent covering 500mg Product or any improvement to 500mg Product or any methods for making or using 500mg Product or any improvement to such methods, which patents or patent applications are owned by or licensed to Depomed as of the date hereof or which are developed or acquired by or licensed to Depomed during the term of this Agreement, in the United States, including any addition, continuation, continuation-in-part, or division thereof or any substitute application thereof, any reissue or extension of any such patent, and any confirmation patent, registration patent revalidation patent, or patent of addition based on any such patent, and includes without limitation the United States patents and patent applications set forth in Schedule 1.24(b).

1.25                           “Regulatory Data” shall mean all information and data necessary to obtain or maintain Regulatory Approval for 500mg Product in the Territory, including post-approval reports, filings and submissions and shall include, but not be limited to, any Clinical Information required for that purpose.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

1.26                           “Regulatory Approval” shall mean the permission or consent granted by any relevant Regulatory Authority for the Marketing of a 500mg Product in the Territory, and includes all of the contents of the Application for Regulatory Approval as approved by that Regulatory Authority.

1.27                           “Regulatory Authority” shall mean, in respect of any country, any government or other agency responsible for the issuance of approval to Market pharmaceutical products in or sold from that country, including without limitation the TPD.

1.28                           “Substitute Product” shall mean any once daily oral formulation containing between 400 mg and 600 mg of Active Ingredient as the sole active ingredient and utilizing technology other than the AcuForm Delivery Technology and that does not infringe a Valid Claim.

1.29                           “Supply Agreement” shall mean the Supply Agreement, dated as of the Effective Date, between Depomed and BLS relating, inter alia, to the 1000mg Product.

1.30                           “Technical Information” shall mean all Know-How, and all trade secrets, inventions, data and technology relating to the 500mg Product, and any improvements and modifications to any of the foregoing, and includes, without limitation, processes and analytical methodology used in the development, testing, analysis and manufacture of the 500mg Product, and medical, clinical, toxicological and other scientific data relating to the 500mg Product.

1.31                           “Territory” shall mean the country of Canada.

1.32                           “TPD” means the Therapeutic Products Directorate — Health Canada or any successor Canadian governmental agency performing similar functions with respect to pharmaceutical products.

1.33                           “Valid Claim” shall mean a claim of (a) an unexpired issued patent falling within Patent Rights, which claim shall not have been withdrawn, cancelled, disclaimed or held invalid

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

by a court, tribunal, arbitrator or governmental agency of competent jurisdiction in a final or unappealed or unappealable decision or (b) of any patent application that has not been cancelled, withdrawn or abandoned, or has been pending for more than seven years.

2.                                      DEVELOPMENT AND DEVELOPMENT COSTS

2.1                                 Depomed shall have no obligations to perform, or incur any expense with respect to, any research or development with respect to the 500mg Product.

3.                                      DISCLOSURE OF INFORMATION AND REPORTING

3.1                                 During the term of this Agreement, each Party shall disclose to the other, in confidence under the terms of Article 10 hereof, Technical Information and Clinical Information, and copies of correspondence with any Regulatory Authority (whether inside or outside of the Territory), as the same shall become available, including information and correspondence relating to the safety and efficacy of 500mg Product and any regulatory problems relating thereto, all to the extent necessary or useful to enable the receiving Party to Manufacture or Market the 500mg Product.

3.2                                 Appropriate representatives of the Parties will meet (in person or by video or telephone conference) from time to time, but at least quarterly, to discuss regulatory affairs, marketing and commercialization of 500mg Product in Canada and the United States. Within two (2) weeks after the Effective Date, each Party shall designate a representative to coordinate the meetings contemplated by this Section 3.2.

4.                                      LICENSE OF PRODUCT

4.1                                 Depomed hereby grants to BLS an exclusive license in the Territory under the Patent Rights, Know-How and Technical Information, with the right, subject to Section 4.3, to grant sublicenses of the same scope as the license granted by this Agreement, or to

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

appoint a Distributor, to Manufacture and Market 500mg Product in, and import 500mg Product into, the Territory.

4.2                                 Depomed hereby grants to BLS a non-exclusive license under the Foreign Patent Rights, Know-How and Technical Information, with the right, subject to Section 4.3, to grant sublicenses of the same scope as the license granted by this Section 4.2, to Manufacture 500mg Product in the United States or Puerto Rico for export to the Territory for sale in the Territory in compliance with this Agreement.

4.3                                 BLS may grant sub-licenses under Section 4.1 or Section 4.2 with respect to the Manufacturing of the 500mg Product (i) to any Affiliate of BLS without consent, and (ii) to no more than two third parties, simultaneously, with the prior written consent of Depomed, which consent shall not be unreasonably delayed or withheld. BLS shall not grant further sub-licenses without the consent of Depomed, which may be granted in Depomed’s discretion. The Parties acknowledge that 500mg Product will initially be manufactured for BLS by MOVA Pharmaceutical Corporation (“MOVA”) pursuant to a supply agreement between BLS and MOVA. Depomed acknowledges that BLS has granted a sublicense to MOVA under the Prior Agreement and consents to the continuation of that sub-license pursuant to Section 4.2 of this Agreement.

4.4                                 BLS shall have the right to market and sell 500mg Product under any trademark or trademarks that BLS chooses and has the legal right to use, whether now or hereafter acquired or developed. Nothing herein shall be deemed to give either Party any rights to the trademarks of the other Party. BLS may freely refer to the trademark “AcuForm” with respect to 500mg Product so long as it is used in a form that is approved by Depomed and protects the proprietary interests of Depomed in such trademark. BLS shall endeavour to indicate in any promotional and marketing materials for the 500mg Product that the 500mg Products incorporates the AcuForm Delivery Technology, unless BLS determines in its sole discretion that the use of the trademark “AcuForm” may infringe a third party’s trademark in the Territory; provided, however, that BLS may deplete its existing stock of

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

promotional and marketing materials that does not contain any reference to the AcuForm Delivery Technology.

5.                                      ROYALTIES

500mg Product Royalties

5.1                                 In consideration for the license granted herein, and subject to the other provisions of this Article 5 of this Agreement, BLS shall pay to Depomed an earned royalty of six percent of Net Sales which are Net Sales of 500mg Product. Notwithstanding the foregoing, the earned royalty payable under this Agreement in respect of Net Sales which are Net Sales of 500mg Product shall be increased to ten percent of such Net Sales in the event that the 1000mg Approval is not obtained on or before June 30, 2007 (whether or not the failure to obtain the 1000mg Approval constitutes a breach or default under the Supply Agreement), and shall apply to all Net Sales of the 500mg Product made from [***] until 1000mg Approval is obtained. If any delay in the obtaining of 1000mg Approval is due to Depomed’s failure to comply with Section 2.8 of the Supply Agreement, the increase in royalty shall not take effect on [***], but shall be delayed for a period of time equivalent to the length of any delay that is due to Depomed’s non-compliance with Section 2.8 of the Supply Agreement.

5.2                                 BLS shall pay the earned royalties required by Section 5.1, in respect of the Net Sales of the 500mg Product in the Territory until:

(a)                                  the expiry of [***] from the first commercial sale of 500mg Product in the Territory; or

(b)                                 the 500mg Product is no longer covered by a Valid Claim ,

whichever is later.

5.3                                 If at any time during the term of this Agreement, 500mg Product is not, or is no longer, covered by a Valid Claim, but the [***] period referred to in Section 5.2(a) has not

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

expired in the Territory, then the Net Sales of 500mg Product in the Territory that are subject to payment of earned royalty shall be reduced to one-half of such actual Net Sales.

5.4                                 Upon the expiration of the obligations of BLS to make the royalty payments required by Sections 5.1, 5.2 or 5.3 in the Territory, the licenses granted to BLS in Sections 4.1 and 4.2 shall become perpetual, fully paid-up, and royalty free.

1000mg Product Royalties

5.5                                 In consideration for the license granted herein, and subject to the other provisions of this Article 5 of this Agreement, BLS shall pay to Depomed an earned royalty of one percent of Net Sales which are Net Sales of 1000mg Product.

5.6                                 BLS shall pay the earned royalties required by Section 5.5, in respect of the Net Sales of the 1000mg Product in the Territory until the expiry of [***] from the first commercial sale of the 1000mg Product in the Territory.

Reduction of Royalties

5.7                                 In the event that a court or governmental agency compels BLS to grant a sub-license to any third party for 500mg Product in the Territory under terms or conditions more favorable than those contained herein, BLS shall automatically have the benefit of the more favorable terms with respect to all sales of 500mg Product in the Territory.

Royalty Reports and Payments

5.8                                 Within ten (10) days after the end of each calendar month, BLS shall deliver a report to Depomed specifying the gross sales of the 500mg Product sold by BLS, its Affiliates, sub-licensees or distributors in that calendar month in the Territory.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

5.9                                 Within fifteen (15) days after the end of each calendar quarter, BLS shall submit to Depomed a report setting forth separately the Net Sales of 500mg Product and the 1000mg Product sold during said calendar quarter in the Territory, the calculation of earned royalties payable for such calendar quarter, and the basis for any reduction in those earned royalties taken pursuant to this Agreement. Earned royalty payments hereunder shall be made within forty-five days following the end of each calendar quarter, and each payment shall include royalties which shall have accrued during said calendar quarter.

5.10                           No multiple royalties shall be payable because the 500mg Product, or the 1000mg Product, or their respective manufactures, use or sale is or shall be covered by more than one Patent Right.

5.11                           The remittance of royalties payable on Net Sales in the Territory shall be made to Depomed in United States dollars at the free market rate of exchange of the currency for the last business day of the calendar quarter for which the report and payment referred to in Section 5.9 is applicable, as published in the Wall Street Journal (New York edition), less any withholding or transfer taxes which are applicable. BLS shall supply Depomed with proof of payment of any taxes deducted from the royalties payable to Depomed and paid on Depomed’s behalf.

5.12                           If the transfer or the conversion of all or a part of the remittance into the United States dollar equivalent in any such instance is not lawful or possible, the payment of such part of the royalties shall be made by the deposit thereof, in the currency of the country where the sale on which the royalty was based was made, to the credit and account of Depomed or its nominee in any commercial bank or trust company of Depomed’s choice located in that country. Notification of such choice of bank or trust company shall be given to Depomed at least thirty days prior to the date that any payment is due. Prompt notice of deposits by BLS shall be given to Depomed. Any tax burden levied by any country on

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

payments due or made by BLS to Depomed under this Agreement shall be borne by Depomed.

Records and Audits

5.13                           BLS and its Affiliates shall keep and maintain, and shall cause its Distributors and assigns to keep and maintain, records of Net Sales. Such records shall be open to inspection by Depomed or, in the case of Distributors and assigns, by BLS on behalf of Depomed, at any mutually agreeable time during normal business hours within two years after the royalty period to which such records relate by an independent certified public accountant (or the equivalent in countries other than the United States) reasonably acceptable to BLS but selected by Depomed. Said accountant shall have the right to examine the records kept pursuant to this Agreement and report findings of said examination of records to Depomed only insofar as it is necessary to evidence any error on the part of BLS. This right of inspection shall be exercised only once for any calendar year. The cost of such inspection shall be borne by Depomed unless the result of such examination is the determination that Net Sales have been understated by at least three percent for any calendar year in which event BLS shall bear the reasonable cost of such inspection.

500mg Product Substitution

5.14                           If at any time during the Term of this Agreement BLS determines that the 500mg Product should not be Marketed in the Territory, BLS may Market, and authorize any Affiliate of BLS to Market, a Substitute Product. BLS shall pay to Depomed the royalties that would be required by this Article 5 if the Substitute Product were a 500mg Product, in respect of all net sales of that Substitute Product by BLS or by its Affiliate, calculated in a manner consistent with Section 1.22 of this Agreement. Provided that BLS makes the payments required by this Agreement in respect of such Substitute Product, BLS shall not be

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

deemed to be in default of its obligations under this Agreement by reason of that substitution or its failure to Market the 500mg Product.

6.                                      REGULATORY AFFAIRS

Regulatory Responsibility

6.1                                 During the term of this Agreement, BLS shall have full control and authority, with full responsibility over, commercialization of 500mg Product in the Territory, and all such activity shall be undertaken at BLS’s expense. BLS will use, or will cause an Affiliate of BLS to use, commercially reasonable efforts in undertaking investigations and actions required to maintain appropriate governmental approvals to market 500mg Product in the Territory.

6.2                                 BLS shall bear responsibility for, and shall bear all costs related thereto, to take such actions as may be necessary, in accordance with accepted business practices and legal requirements, to obtain and maintain the authorization and/or ability to Market the 500mg Product in the Territory. Notwithstanding the foregoing, BLS shall be entitled to allow any Regulatory Approval or other authorization to Market the 500mg Product to expire or lapse, and to discontinue Marketing the 500mg Product, if, as a consequence of any changes to any applicable laws or regulations, any Regulatory Authority requires any changes to the Marketing of the 500mg Product, the Manufacturing process for the 500mg Product, or to the 500mg Product specifications that BLS does not want to make (each an “Unforeseen Requirement”). If BLS discontinues the Marketing of the 500mg Product as a result of an Unforeseen Requirement, Depomed can terminate this Agreement with respect to 500mg Product, and itself Market the 500mg Product in the Territory, upon reimbursement of BLS for all regulatory and other fees associated with transfer of the 500mg Product to Depomed. BLS shall notify Depomed at least ninety days in advance of discontinuing the Marketing of the 500mg Product as a result of an Unforeseen Requirement.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

6.3                                 BLS shall have the responsibility, and shall bear all costs related to, communications with any government agencies to satisfy its requirements regarding the authorization and/or continued authorization to Market the 500mg Product in commercial quantities in the Territory. Depomed shall promptly notify BLS of any inquiry or other communication that it receives from the TPD concerning the 500mg Product. BLS shall handle all communications with the TPD concerning the 500mg Product, including but not limited to reporting adverse reactions and responding to any inquiries concerning advertising or promotional materials, and shall provide copies of all such communication to Depomed. Depomed, however shall be able to communicate with such governmental agency regarding the 500mg Product if:

(a)                                  Such communication is necessary to comply with the terms of this Agreement or the requirements of any law, governmental order or regulation;

(b)                                 Depomed, if practical, made a request of such agency to communicate with BLS instead, and such agency refused such request; or

(c)                                  Such communication relates to the AcuForm Delivery Technology generally (and not specifically to the 500mg Product); provided, however, that before making any communication under (a), (b) or (c) of this Section, Depomed shall give BLS notice as soon as possible of Depomed’s intention to make such communication, and BLS shall be permitted to accompany Depomed, take part in any such communications and receive copies of all such communications.

6.4                                 BLS shall be responsible for handling all complaints from customers in the Territory relating to adverse reaction reports, adverse events, and recall activities with respect the 500mg Product and the 1000mg Product. Depomed shall promptly notify BLS of any such complaints received by Depomed.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Adverse Reaction Reports

6.5                                 During the Term of this Agreement, each Party shall promptly notify the other of all information required to be reported to the FDA or TPD coming into its possession concerning side effects, injury, toxicity or sensitivity reaction including unexpected increased incidence and severity thereof associated with commercial or clinical uses, studies, investigations or tests (animal or human) with the 500mg Product and the 1000mg Product, throughout the world, whether or not determined to be attributable to the 500mg Product or the 1000mg Product(“Adverse Reaction Reports”). Such adverse reaction reports shall be transmitted so that they are received by the receiving Party within three (3) business days after receipt by the transmitting Party, or such other reporting period as may be required to enable the receiving Party to comply with all applicable laws. All such communications shall be held in confidence by the Parties and shall be subject to the terms of Article 10 hereof.

Withdrawal of Regulatory Approval

6.6                                 Subject to the provisions of Section 6.2, the Parties acknowledge and agree that “Cause” shall be deemed to exist pursuant to Section 14.2 of this Agreement upon any breach of the provisions of this Agreement by BLS that results in the withdrawal of the Regulatory Approval pertaining to 500mg Product if BLS does not immediately thereafter Market a Substitute Product in the Territory, or, if BLS has been Marketing a Substitute Product in lieu of the 500mg Product, and the Regulatory Approval of that Substitute Product is withdrawn, if BLS does not immediately thereafter Market another Substitute Product in the Territory.

Rights of Reference

6.7                                 BLS shall have the right to use any Regulatory Data relating to the 500mg Product at any time after the Effective Date for the purpose of obtaining Regulatory Approval of the

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

1000mg Product or a Substitute Product in the Territory. Except as set forth in the immediately preceding sentence, BLS shall not have the right to use any Regulatory Data relating to the 500mg Product for any purpose other than maintaining the Regulatory Approval of the 500mg Product or a Substitute Product in the Territory.

6.8                                 Depomed shall be entitled to use the Regulatory Data at any time after the Effective Date for the purpose of obtaining regulatory approval of the 500mg Product in jurisdictions outside of the Territory.

7.                                      TECHNOLOGY TRANSFER; MANUFACTURING; BATCH RELEASE

Technology Transfer to BLS

7.1                                 The Parties acknowledge and agree that Depomed has transferred to BLS all Technical Information that Depomed was required to transfer to BLS pursuant to the Prior Agreement. BLS shall use the Technical Information only in accordance with this Agreement and shall not use it for any other purpose.

8.                                      PATENTS, INFRINGEMENT

Infringement

8.1                                 If either Party determines that any of the Patent Rights have been infringed by the Manufacture or Marketing in the Territory of a product containing metformin as its sole active ingredient, such Party shall give to the other Party notice of such alleged infringement, in which event BLS may at its discretion take such steps as it may consider necessary to prosecute such infringement. BLS may not settle any such litigation in a manner that adversely affects the rights of Depomed hereunder without the consent of Depomed, which consent shall not be unreasonably withheld. Depomed shall have the right, at its own expense, to be represented by counsel in any such litigation. If BLS, after such notice, elects not to bring suit, it shall notify Depomed of such election within thirty

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

days after receipt of such notice and Depomed shall then have the right to bring suit at its own expense. Depomed shall also have the right to bring suit if BLS fails to institute suit within ninety days from the date of the original notice of infringement by Depomed. In furtherance and not in limitation of the foregoing provisions of this Section 9.1, Depomed may at its discretion take such steps as it may consider necessary to prosecute any infringement of any patent or other intellectual property rights owned or Controlled by Depomed by the Manufacture or Marketing outside of the Territory of any product containing metformin as the sole active ingredient, and BLS shall have no right to prosecute, or otherwise participate in the prosecution of, any such infringement.

8.2                                 In any litigation brought by BLS under Section 8.1, BLS shall notify Depomed of the commencement of that litigation and shall have the right to use and sue in Depomed’s name, and Depomed shall have the right, at its own expense, to be represented by counsel. In any such litigation, Depomed may elect by notice to BLS to share equally with BLS the costs of such litigation (including any costs incurred by Depomed prior to the Effective Date) in exchange for the right to share equally with BLS in any recovery of damages resulting from such litigation. Such election by Depomed shall be made not later than 60 days from the date such litigation is commenced. BLS may not settle any such litigation in a manner that adversely affects the rights of Depomed hereunder without Depomed’s consent, which consent shall not be unreasonably withheld.

8.3                                 In any litigation brought by Depomed following an election by BLS pursuant to Section 8.1 not to bring suit, Depomed shall notify BLS of the commencement of that litigation and shall have the right to use and sue in BLS’s name, and BLS shall have the right, at its own expense, to be represented by counsel. In any such litigation, BLS may elect by notice to Depomed to share equally with Depomed the costs of such litigation in exchange for the right to share equally with Depomed in any recovery of damages resulting from such litigation. Such election by BLS shall be made not later than 60 days from the date of the commencement of any such action. Depomed may not settle any

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

such litigation in a manner that adversely affects the rights granted to BLS under this Agreement without BLS’s consent.

8.4                                 BLS shall have the first right to institute proceedings under the Patented Medicines (Notice of Compliance) Regulations. BLS shall add Depomed or any Affiliate of Depomed as a party to any such litigation if required to do so by any applicable Law. BLS’s attorneys shall represent both BLS and Depomed in any such litigation, and BLS shall have sole control over any such proceedings. Depomed may retain its own lawyers at its own expense to advise Depomed with respect to the conduct of the litigation by BLS. Depomed shall fully co-operate with BLS, at the expense of BLS, and shall cooperate with BLS in the prosecution of such litigation. If BLS fails to exercise its exclusive right to take appropriate steps under the Patented Medicines (Notice of Compliance) Regulations, within thirty (30) days after a Notice of Allegation under the Patented Medicines (Notice of Compliance) Regulations is served on BLS, Depomed shall be entitled to take any such steps, and may do so in the name of BLS, if necessary.

Infringement of Third Party Patents

8.5                                 In the event of a judgment in any suit requiring BLS to pay damages or a royalty to a third party in respect of the 500mg Product or in the event of a settlement of such suit or threatened suit consented to by Depomed (which consent shall not be unreasonably withheld) requiring damages or royalty payments to be made in respect of the 500mg Product, the future royalty payments due to Depomed pursuant to Article 5 in respect of the 500mg Product shall be reduced by the full amounts due under the requirement of such Final Judgment or under the terms of such settlement, until the full amount of such judgment or settlement has been recovered by BLS.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

9.                                      OWNERSHIP OF INVENTIONS AND KNOW-HOW

Ownership of Intellectual Property Rights

9.1                                 Rights in and/or title to all Inventions made prior to the Effective Date shall be governed by the Prior Agreement.

9.2                                 All Inventions made by BLS or by Depomed in the performance of their respective obligations under this Agreement shall be owned as follows:

(a)                                  any such Inventions relating to the formulations of the 500mg Product, to the AcuForm Delivery Technology, or to any process for manufacturing the 500mg Product shall belong to Depomed; and

(b)                                 any such Inventions relating to the clinical use of the 500mg Product shall belong the Party making such Invention.

9.3                                 BLS shall have the exclusive right to use, within the Territory, any Invention relating to the clinical use of the 500mg Product that is subject to Section 9.2(b) and that is owned or controlled by Depomed. Depomed shall have the exclusive right to use, outside the Territory, any Invention relating to the clinical use of the 500mg Product that is subject to Section 9.2(b) and that is owned or controlled by BLS.

9.4                                 The determination of inventorship for Inventions shall be made in accordance with applicable laws relating to inventorship set forth in the patent laws of the United States (Title 35, United States Code).

9.5                                 Except as expressly provided in this Agreement, each joint owner may make, use, sell, keep, license, assign, or mortgage any jointly owned Inventions, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, to the extent of the joint owner’s interest therein, without the consent of and without accounting to the other joint owner.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

9.6                                 Each of BLS and Depomed shall cause any inventor of any Invention employed by BLS or Depomed respectively to assign any and all rights that any such inventor may have in any such Invention to BLS or to Depomed, as contemplated by this Agreement, and shall at no further cost to BLS execute any documents that may reasonably be required to apply for and to obtain any such patents.

Disclosure of Inventions

9.7                                 Each of Depomed and BLS shall endeavour to advise the other of any Inventions and of any patent applications that it intends to file that may be subject to the provisions of this Article 9, as promptly as possible, to arrange, to the fullest extent possible, for simultaneous filing of applications where appropriate and to avoid as much as possible any disclosure that may be considered to be prior art to an application filed by the other Party. If at any time during the term of this Agreement it appears that any further agreement between the Parties is reasonably required to assist in obtaining patent protection for the 500mg Product, the Parties shall act diligently and reasonably to negotiate the terms of, and enter into, such an agreement.

Filing and Prosecution of Patent Applications by BLS

9.8                                 BLS shall have right and the responsibility for filing, prosecuting and maintaining patents and patent applications for all Inventions owned by BLS.

9.9                                 BLS shall advise Depomed in writing of its plans to file patent applications for any such Invention, and of the countries in which BLS intends to file such applications. Depomed may at its own expense file an application for any Invention in any country in respect of which BLS has not indicated it will file an application. Any such application filed by Depomed and any patent issuing therefrom shall be filed in the name of the inventors or of BLS and shall at the request of Depomed be assigned to Depomed.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Filing and Prosecution of Patent Applications by Depomed

9.10                           Depomed shall have right and the responsibility for filing, prosecuting and maintaining patents and patent applications for all Inventions owned by Depomed in the Territory. Depomed shall disclose to BLS the complete texts of all patent applications filed by Depomed that relate to the 500mg Product owned by Depomed, as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving such a patent application anywhere in the world. BLS shall have the right to review all such pending applications and other proceedings and make recommendations to Depomed concerning such applications. Depomed shall keep BLS promptly and fully informed of the course of patent prosecution or other proceedings relating to any such invention, and shall provide to BLS copies of any substantive communications submitted to or received from patent offices throughout the world.

9.11                           BLS shall have the right to assume responsibility for any patent or patent application filed in the Territory relating to the 500mg Product that Depomed intends to abandon or otherwise cause or allow to be forfeited. Depomed shall give BLS reasonable written notice prior to abandonment or other forfeiture of any patent or patent application so as to permit BLS to exercise its rights under this Section at its own expense.

10.                               CONFIDENTIALITY

10.1                           Each of BLS and Depomed shall maintain all Technical Information and Clinical Information, and any other information about this Agreement and the businesses or affairs of the other relating to each of the 500mg Product and the 1000mg Product, in confidence, and shall not at any time disclose any such information to persons other than their Affiliates, officers, employees, agents, consultants, advisers, and licensees and potential sub-licensees, except where permitted by this Agreement, and only to the extent necessary for the purposes of this Agreement. BLS and Depomed shall use such

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

information only to the extent necessary or permitted by this Agreement, or required by law. BLS and Depomed shall take all reasonable steps to ensure that their respective Affiliates, agents, officers, employees, representatives, consultants, advisors and licensees and potential licensees and sub-licensees maintain the obligations of confidence imposed on BLS and Depomed by this Agreement.

10.2                           Section 10.1 shall not apply to any Technical Information or Clinical Information that:

(a)                                  was known to BLS at the time of its disclosure by Depomed;

(b)                                 has been published or is otherwise within the public knowledge or is generally known to the public;

(c)                                  has come into the public domain without any breach of this Agreement;

(d)                                 became known or available to BLS from a source having the right to make such disclosure to BLS and without restriction on such disclosure to BLS;

(e)                                  is disclosed to the public and is generally available to the public as a result of compliance with any applicable law or regulation;

(f)                                    is disclosed as the result of any applications for patents relating to the 500mg Products anywhere in the world; or

(g)                                 after Regulatory Approval of the 500mg Product is reasonably required by BLS for the Marketing of the 500mg Product in the Territory

10.3                           Each Party acknowledges that improper use or disclosure of information of the other Party that must be kept in confidence under Section 10.1 above would cause substantial harm to the other Party (in particular in barring patent protection for that Party’s technology), and that such harm could not be remedied by the payment of damages alone. Accordingly, each Party will be entitled to preliminary and permanent injunctive relief

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

and other equitable relief for any breach of this Article 10 by the other Party, without prejudice to all other remedies available at law or in equity.

11.                               REPRESENTATIONS AND WARRANTIES; NON-COMPETITION; EXPORTATION

Representations and Warranties of Depomed

11.1                           Depomed hereby warrants and represents to BLS that:

(a)                                  to Depomed’s knowledge, Depomed has full right, title, and interest in and to or the right to practice all presently existing Patent Rights, Foreign Patent Rights, Know-How, and Technical Information relating to 500mg Product;

(b)                                 subject only to the BMS Settlement Agreement, there are no outstanding written or oral agreements inconsistent with this Agreement; and

(c)                                  subject only to the BMS Settlement Agreement, to Depomed’s knowledge, it is empowered and has the right to enter into this Agreement and to grant the licenses provided herein without burdens, encumbrances, restraints, or limitations of any kind which could adversely affect the rights of BLS under this Agreement; and

(d)                                 Depomed has no knowledge of any patents or patent applications owned by a third party and not licensed to Depomed that would be infringed by the practice of the presently existing Patent Rights, Foreign Patent Rights, Know-How or Technical Information or by the Manufacture or Marketing of the 500mg Product in the Territory or by the Manufacture of the 500mg Product in the United States (including Puerto Rico), nor has Depomed received any claims by third parties with respect to such matters.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

(e)                                  subject only to the BMS Settlement Agreement, Depomed has no knowledge of any claim that any third party asserts ownership rights in any of the Patent Rights, Foreign Patent Rights, Know-How, and Technical Information,

(f)                                    Depomed has no knowledge that Depomed’s or its subsidiaries’ use of any of the Patent Rights, Foreign Patent Rights, Know-How, or Technical Information infringes any right of any third party.

(g)                                 except for general disclosures that have not been and will not be in detail sufficient to enable the recipient to Manufacture the 500mg Product, and to Depomed’s knowledge, Depomed’s Technical Information has not been disclosed to others, and will not be disclosed to persons other than BLS, except pursuant to appropriate confidentiality agreements or to the extent disclosed in the patents, or as otherwise expressly permitted by this Agreement.

Mutual Representations and Warranties

11.2                           Each Party hereby represents and warrants to the other Party as follows:

(a)                                  It is a corporation (in the case of Depomed) or a society with restricted liability (in the case of BLS) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. It has all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by its Board of Directors;

(b)                                 There is no pending or, to its knowledge, threatened litigation involving it which would have any material adverse effect on this Agreement or on its ability to perform its obligations hereunder; and

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

(c)                                  There is no indenture, contract, or agreement to which it is a party or by which it is bound which prohibits or would prohibit the execution and delivery by it of this Agreement or the performance or observance by it of any material term or condition of this Agreement.

Non-Competition

11.3                           Depomed covenants and agrees with BLS that, during the term of this Agreement, Depomed shall not, in the Territory, whether for its own or any Affiliate’s account or for the account or benefit of any third party, make, have made, use, import, offer for sale, sell, or otherwise commercialize any product that includes the Active Ingredient (or any other salt, chiral forms or metabolites thereof) as its sole active ingredient except as contemplated by this Agreement, or authorize, permit or assist any other person to do any of the foregoing, except as permitted by this Agreement.

11.4                           The provisions of Section 11.3 shall not apply to the Manufacture or Marketing by Depomed of the 500mg Product if this Agreement is terminated by Depomed with respect to the 500mg Product, or if Depomed acquires or re-acquires the right to the 500mg Product from BLS pursuant to this Agreement.

Exportation of 500mg Product

11.5                           To the extent legally permissible, BLS shall, and shall cause its Affiliates to, use commercially reasonable efforts to prevent the exportation of the 500mg Product outside of the Territory. BLS shall not, and shall cause it Affiliates not to, directly or indirectly, in any manner whatsoever, enter into or engage in the Marketing of the 500mg Product outside the Territory, and shall not sell the 500mg Product to any person or entity whom BLS or an Affiliate of BLS has reason to believe may sell or who, to the knowledge of BLS or an Affiliate of BLS, has in the past sold the 500mg Product outside the Territory (any such sale, an “Unauthorized Sale”). BLS shall promptly use commercially

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

reasonable efforts to take any action reasonably available to BLS, and shall within sixty (60) days after any Unauthorized Sale has come to the attention of BLS or an Affiliate of BLS, initiate all steps lawfully available to BLS in the Territory, to prevent such Unauthorized Sales.

11.6                           Depomed and its Affiliates in the United States, shall use commercially reasonable efforts to take steps lawfully and reasonably available to them to prevent or reduce Unauthorized Sales.

12.                               INDEMNIFICATION

Indemnification of Depomed

12.1                           Subject to the provisions of Section 12.2, BLS shall indemnify and hold harmless Depomed and its officers, directors, employees and agents against and from any losses, damages, injuries, liabilities, claims, demands, settlement, judgments, awards, fines, penalties, taxes, fees, charges, or expenses (including reasonable attorneys’ fees) of Depomed or any of its officers, directors, employees or agents arising from or relating to:

(a)                                  The breach or inaccuracy in any material respect of any BLS representation or warranty contained in Article 11 of this Agreement;

(b)                                 Any claim that 500mg Product packaging, labels, inserts and marketing and sales materials, other than the Acuform trademark, infringe a trademark, trade dress or copyright of a third party in the Territory;

(c)                                  Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of the gross negligence or intentional act or omission of BLS or its employees or agents relating to the manufacture or sale of 500mg Product;

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

(d)                                 Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of the use of the 1000mg Product in the Territory;

(e)                                  The use, manufacture, promotion, marketing and sale of 500mg Product by BLS, its Affiliates, its sublicensees, distributors and customers; or

(f)                                    The enforcement of Depomed’s indemnification rights hereunder.

Indemnification of BLS

12.2                           Depomed shall indemnify and hold harmless BLS and its officers, directors, employees and agents against and from any losses, damages, injuries, liabilities, claims, demands, settlement, judgments, awards, fines, penalties, taxes, fees, charges or expenses (including reasonable attorneys’ fees) of BLS or a third party arising from or relating to:

(a)                                  The breach or inaccuracy in any material respect of any Depomed representation, warranty or covenant contained in Article 11 of this Agreement;

(b)                                 Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of the gross negligence or intentional act or omission of Depomed or its employees or agents relating to 500mg Product; or

(c)                                  Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of the use of the AcuForm Delivery Technology in the 500mg Product; or

(d)                                 The enforcement of BLS’s indemnification rights hereunder.

12.3                           If any indemnified Party intends to claim indemnification under this Article 12 it shall promptly notify the other Party in writing of such alleged claim. The indemnifying Party shall have the sole right to control the defense and settlement thereof. The indemnified

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Party shall cooperate with the indemnifying Party and its legal representatives in the investigation of any action, claim or liability covered by this Article 12. The indemnified Party shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying Party. In addition, the indemnifying Party shall be subrogated to the rights of the indemnified Party against any third party, and such indemnified Party hereby assigns to the indemnifying Party all claims, causes of action and other rights that the indemnified Party may then have against any third party, including Affiliates and sublicensees, with respect to the claim, suit or proceeding. Conversely, and without in any way limiting the obligation of either Party to indemnify the other Party as herein provided, to the extent that any Party shall fail to perform its indemnification obligations under Section 12.1 or Section 12.2, such Party owing a duty of indemnification hereby assigns to the indemnified Party to whom indemnification is owed all claims, cause of action and other rights that the Party owing such duty may then have against any third party, including Affiliates and sublicensees with respect to the claim, suit or proceeding.

13.                               TERM

Unless sooner terminated as herein provided, this Agreement shall become effective on the Effective Date and shall continue in effect thereafter until it is terminated in accordance with the terms hereof.

14.                               EXPIRY AND TERMINATION

14.1                           Unless earlier terminated pursuant to Section 14.2 below, this Agreement shall not expire.

14.2                           At any time during the Term of this Agreement, either BLS or Depomed may terminate this Agreement with respect to the 500mg Product or the 1000mg Product if the other Party is in material breach or default in the performance or observance of any of the provisions of this Agreement applicable to it and relating to the product in respect of which termination of this Agreement is sought, and such breach or default is not cured

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

within sixty days (or thirty days in the case of failure to make royalty or other payments due hereunder) after the giving of notice by the Party specifying such breach or default.

14.3                           At any time during the Term of this Agreement, either BLS or Depomed may terminate this Agreement forthwith for cause, as “Cause” is described below, by giving written notice to the other Party. “Cause” for termination by one Party of this Agreement shall be deemed to exist if, with respect to the other Party:

(a)                                  (i) a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be instituted by such Party, or such Party shall consent to the entry of any order for relief in an involuntary case under any such law; (ii) a general assignment for the benefit of creditors shall be made by such Party; (iii) such Party shall consent to the appointment of or possession by a receiver, liquidation, trustee, custodian, sequestrator or similar official of the property of such Party or of any substantial part of its property; or (iv) such Party shall adopt a directors resolution in furtherance of any of the foregoing actions specified in this subsection (a); or

(b)                                 a decree or order for relief by a court of competent jurisdiction shall be entered in respect of such Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, trustee, sequestrator or other similar official of such Party to wind up or liquidate its affairs, and any such decree or order shall remain unstayed or undischarged and in effect for a period of sixty days.

14.4                           Upon termination by Depomed pursuant to Section 14.2 or for Cause, BLS shall, at the request of Depomed, assign to Depomed the Regulatory Approval for the 500mg Product in the Territory, within ten (10) days after Depomed has paid to BLS all of the costs incurred by BLS in obtaining Regulatory Approval of the 500mg Product in the Territory.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

14.5                           Except as set forth in Sections 14.1 and 14.4, upon termination of this Agreement pursuant to Sections 14.2 or 14.3, the rights and licenses granted to BLS in Sections 4.1, 4.2, 4.3 and 4.4 of this Agreement shall terminate. Notwithstanding such termination, and subject to the terms and conditions of this Agreement, BLS may dispose of, by sale or otherwise, any remaining inventory of 500mg Product that BLS may have in its possession or control on the date of termination.

14.6                           Termination shall not release BLS or Depomed from any obligations or liabilities that matured prior to termination, including without limitation the obligations of BLS to make any payments owing at the time of termination through the date of termination. If the terms of this Agreement expressly state that a right or obligation shall survive expiration or termination of this Agreement, such right or obligation shall survive expiration or termination to the degree necessary to allow complete fulfilment or discharge of the right or obligation. The provisions of Sections 9.1 through 9.5, and Articles 10, 11, 12, and 15 of this Agreement shall survive the expiration or termination of this Agreement.

14.7                           In the event of termination or expiration, each of Depomed and BLS shall retain ownership of the ideas, inventions, discoveries, developments, designs, trademarks, trade secrets, improvements, know-how, process, procedures, techniques, formulae, computer programs, drawings, technology(ies) and intellectual and industrial property accorded to each under the terms of this Agreement.

15.                               PUBLICITY

15.1                           Neither Party will originate any publicity, news release, public comment or other public announcement, written or oral, whether to the press, to stockholders, or otherwise, relating to this Agreement, without the written consent of the other Party, except for such announcement which, in accordance with the advice of legal counsel to the Party making such announcement, is required by law or the regulations of the securities exchange or market on which the disclosing Party’s securities are traded. The Party making any

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

announcement which is required by law or the regulations of the securities exchange or market on which the disclosing Party’s securities are traded will, unless prohibited by law, give the other Party an opportunity to review the form and content of such announcement and comment before it is made. Either Party shall have the right to make such filings with governmental agencies as to the contents and existence of this Agreement as it shall reasonably deem necessary or appropriate.

16.                               ASSIGNABILITY

16.1                           This Agreement may be assigned by either Party to an Affiliate or as part of the sale by either Party of all of its business of which this Agreement may be a part without the consent of the other Party; provided, however, that neither Party shall assign this Agreement to an Affiliate that is not reasonably capable of performing all of its obligations under this Agreement. Except as permitted by this Section 16.1, Depomed shall not assign any rights licensed to BLS under this Agreement. BLS may assign, sublicense, subcontract or delegate, to any Affiliate of BLS reasonably capable of performing such obligations, all or part of the rights and obligations of BLS under this Agreement, but in no event shall such assignment, sublicensing, subcontracting or delegation be deemed to relieve BLS of its liabilities or obligations to Depomed under this Agreement. BLS expressly acknowledges and agrees that BLS shall remain fully and unconditionally obligated and responsible for the full and complete performance of all of BLS’s obligations under the terms and conditions of this Agreement. This Agreement may not otherwise be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

16.2                           No assignment permitted by this Article 16 to an Affiliate of either Party shall serve to release either Party from liability for the performance of its obligations hereunder.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

17.                               NOTICES

17.1                           All notifications, demands, approvals and communications required to be made under this Agreement shall be given in writing and shall be effective when either personally delivered or sent by facsimile if followed by prepaid air express addressed as set forth below. The Parties hereto shall have the right to notify each other of changes of address during the Term of this Agreement.

Depomed, Inc.
1360 O’Brien Drive
Menlo Park, California 94025
Attention: President

Facsimile: 650-462-9991

With a copy to:

Heller Ehrman LLP
275 Middlefield Road
Menlo Park, California 94025
Attention:  Matthew Gosling
Facsimile: 650-324-0638

Biovail Laboratories International SRL
Chelston Park
Building 2, Collymore Rock
St. Michael BH1
Barbados, West Indies

Attention: Mr. Eugene Melnyk, President
Facsimile No.: (246) 437-7085

With a copy to:

Biovail Corporation
7150 Mississauga Road
Mississauga, Ontario
L5N 8M5

Attention:  Vice President and Associate General Counsel
Facsimile: 905 286 3374

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Any such notice mailed as aforesaid shall be deemed to have been received by and given to the addressee on the date specified on the notice of receipt and delivery evidenced to the sender.

18.                               FORCE MAJEURE

18.1                           In the event of any failure or delay in the performance by a Party of any provision of this Agreement due to acts beyond the reasonable control of such Party (such as, for example, fire, explosion, strike or other difficulty with workmen, shortage of transportation equipment, accident, act of God, or compliance with or other action taken to carry out the intent or purpose of any law or regulation, or an order or judgment of any court of competent jurisdiction, whether interim, temporary, interlocutory or permanent), then such Party shall have such additional time to perform as shall be reasonably necessary under the circumstances. In the event of such failure or delay, the affected Party will use its diligent efforts, consonant with sound business judgment and to the extent permitted by law, to correct such failure or delay as expeditiously as possible.

18.2                           In the event that a Party is unable to perform any of its obligations under this Agreement by a reason described in Section 18.1 above, the obligations under this Agreement shall be suspended during such time of non-performance.

19.                               MISCELLANEOUS

19.1                           This Agreement, the Manufacturing Transfer Agreement and the Supply Agreement define the full extent of the legally enforceable undertakings of the Parties hereto with respect to the Manufacture and Marketing of the 500mg Product and the 1000mg Product for and in the Territory as of and after the Effective Date, and with respect to the rights and obligations of the Parties relating to the subject matter hereof after the Effective Date, supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

instruments specifically referring to and executed in the same manner as this Agreement. Nothing in this Agreement affects any rights or obligations of the Parties relating to the Manufacture or Marketing of the 500mg Product for or in the Territory prior to the Effective Date, and except as otherwise expressly provided by this Agreement, none of the rights or obligations of the Parties under the Prior Agreement, any amendments thereto or any other agreements between the Parties relating to the 500mg Product in the Territory prior to the Effective Date are affected by this Agreement, provided, however, that no such rights or obligations created or arising prior to the Effective Date shall continue in force after the Effective Date except as expressly provided in this Agreement. No promise or representation, written or oral, with respect to the subject matter hereof which is not set forth explicitly in this Agreement is intended by either Party to be legally binding. Both Parties acknowledge that in deciding to enter into this Agreement and to consummate the transactions contemplated hereby, neither has relied upon any statements or representations, written or oral, other than those explicitly set forth in this Agreement.

19.2                           It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement which substantially affects the commercial basis of this Agreement shall be determined to be invalid or unenforceable, such provision shall be amended as hereinafter provided to delete therefrom or revise the portion thus determined to be invalid or unenforceable. Such amendment shall apply only with respect to the operation of such provision of this Agreement in the particular jurisdiction for which such determination is made, provided no unfairness results. In such event, the Parties agree to use reasonable efforts to agree on substitute provisions, which, while valid, will achieve as closely as possible the same economic effects or commercial basis as the invalid provisions, and this Agreement otherwise shall continue in full force and effect. If the Parties cannot agree to such revision within sixty days after such invalidity or

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

unenforceability is established, the matter may be submitted by either Party to arbitration as provided in this Agreement to finalize such revision.

19.3                           The waiver by a Party of any single default or breach or succession of defaults or breaches by the other shall not deprive either Party of any right under this Agreement arising out of any subsequent default or breach.

19.4                           All matters affecting the interpretation, validity, and performance of this Agreement shall be governed by the laws of the State of New York without regard to that state’s conflict of laws rules or principles.

19.5                           Nothing in this Agreement authorizes either Party to act as agent for the other Party as to any matter. The relationship between Depomed and BLS is that of independent contractors.

19.6                           Any and all disputes between the Parties relating in any way to the entering into of this Agreement and/or the validity, construction, meaning, enforceability, or performance of this Agreement or any of its provisions, or the intent of the Parties in entering into this Agreement, or any of its provisions arising under this Agreement, except for any disputes relating to the provisions of Articles 8, 11, 12 and 14, shall be settled by binding arbitration. Such arbitration shall be conducted at New York, New York, in accordance with the rules then pertaining of the American Arbitration Association with a panel of three arbitrators. Each Party shall select one arbitrator and the two selected arbitrators shall select the third arbitrator. If the two selected arbitrators cannot agree on a third arbitrator then the American Arbitration Association shall select said arbitrator from the National Panel of Arbitrators. Reasonable discovery as determined by the Arbitrators shall apply to the arbitration proceeding. The law of the State of New York shall apply to the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The successful Party in such arbitration, in addition to all other relief provided, shall be entitled to an award of all its reasonable

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

costs and expenses including attorney costs. Both Parties agree to waive, and the Arbitrators shall have no right to award, punitive damages in connection with an arbitration proceeding hereunder.

Prior Payment

19.7                           The Parties acknowledge that BLS has made to Depomed a payment of twenty five million US dollars (US$25,000,000) under the Prior Agreement.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers on the date first above written.

DEPOMED, INC.

By:	/s/ Carl A. Pelzel
Name:	Carl A. Pelzel
Title:	Executive Vice President & COO

BIOVAIL LABORATORIES
INTERNATIONAL SRL

By:	/s/ John A.R. McCleery
Name:	John A.R. McCleery
Title:	Vice President, General Manager

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Schedule 1.24(a)

Patent Rights - Canadian Patents and Patent Applications

Application No.; Filing Date	Title
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Schedule 1.24(b)

Patent Rights - Foreign Patents and Patent Applications

Issued Patent No. / Pending Patent Application No.	Title
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.